Exhibit 99.1

Contact: Kristen Ridgway

214-252-4025, kristen.ridgway@plainscapital.com

PlainsCapital Corporation Announces Alignment of Executive Management Team

DALLAS (November 16, 2010)—PlainsCapital Corporation, the privately held financial services holding company for PlainsCapital Bank, PrimeLending, and FirstSouthwest, announced today key executive changes that will align the management team.

Alan B. White will continue to lead PlainsCapital Corporation as chairman and CEO with the same progressive thinking that led him to found PlainsCapital Corporation in 1987 and PlainsCapital Bank in 1988, and to expand the company with the acquisitions of PrimeLending in 1999 and FirstSouthwest in 2008. White will also continue as chairman of PlainsCapital Bank while relinquishing his role as CEO of that arm of the business.

James Huffines has been promoted to president and COO of PlainsCapital Corporation, and will handle the day-to-day responsibilities of overseeing the company and its subsidiaries that collectively have more than 2,800 employees and 245 locations in 36 states. He will work directly with the leaders of PlainsCapital Bank, PrimeLending and FirstSouthwest, focusing on growth, key customer relationships, process improvement and employee accountability.

“I’m looking forward to taking on an expanded role within the Corporation and contributing to the continued success of the company,” said Huffines.

Huffines, a 30-year veteran of the banking and financial services industry, joined PlainsCapital Bank in 2001 as chairman of its Central and South Texas region and has been a key figure in increasing assets and overseeing expansion in those markets. Throughout his career, he has been closely associated with Dallas-area financial services, business and cultural interests.

John A. Martin joins PlainsCapital Corporation as CFO and brings an extensive background in the Texas banking industry, including previous roles as CFO of Texas Regional Bancshares, Inc., and director of financial planning and analysis at BBVA-Compass Community Bank Group. He is also a former board member and president of the Mission, Texas-based Mission Economic Development Corporation, which is focused on promoting economic development.

Roseanna McGill, founder of PrimeLending, has been named chairman of the PrimeLending board and executive vice president of strategic initiatives for PlainsCapital Corporation. In her corporate role, McGill will work closely with White on developing new opportunities for the company.

Allen Custard has been named executive vice president of corporate development and strategic planning. Among his responsibilities, Custard is tasked with leading PlainsCapital’s strategic planning process and assisting with business development and capital markets transactions. He previously served as managing director of corporate finance at FirstSouthwest.

Jerry Schaffner, who assumes the role of PlainsCapital Bank CEO from White, joined the banking group shortly after its founding in Lubbock in 1988. He was promoted to chief lending officer in 1997 and to president in 2004. During his tenure with PlainsCapital Bank, Schaffner has led the strategic direction of the Bank and has been a champion of PlainsCapital’s long-standing commitment to responsible lending practices.

In addition, Paul Holubec was promoted to Central and South Texas region chairman for the Bank. Holubec joined the Bank in 2002 and has served as market president since 2005.

“These changes advance the company’s management team development and executive leadership for the future of the company,” White said.

About PlainsCapital Corporation

Founded in 1987, PlainsCapital Corporation is a Texas bank holding company and diversified financial services company headquartered in Dallas with over $5 billion in assets, more than 2,800 employees and 245 locations in 36 states. By providing responsive, highly personalized service, PlainsCapital strives to build enduring client relationships with middle market businesses, high net worth individuals, public sector entities, institutional investors, broker-dealers, investment advisors, and community banks through its family of companies: PlainsCapital Bank, FirstSouthwest, and PrimeLending. Find more information at PlainsCapital.com.

Source: August 12, 2010 Form S-1 Amendment for PlainsCapital Corporation and November 9, 2010 Form 10-Q for PlainsCapital Corporation

Forward-Looking Statements

Certain forward-looking statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our success and statements using terminology such as “may,” “will,” “expect,” “intend,” “would,” “could,” “should,” “anticipate,” “plan,” “seek,” “potential,” or “believe.” Such statements reflect the current view of PlainsCapital Corporation with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider these various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our most recent Form 10-K, subsequent Form 10-Qs and other Securities and Exchange Commission filings.

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